Exhibit 23

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-76078) of Albany International Corp. of our report dated June 2, 2006 relating to the financial statements of Albany International Corp. Prosperity Plus Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers
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Albany, New York
June 27, 2006